Exhibit 10.3

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 27, 2010, but effective as of the Sixth Amendment Effective Date (defined below), among CRIMSON EXPLORATION INC., a Delaware corporation (the “Borrower”), the undersigned Guarantor (the “Guarantor”), the Lenders party to the Credit Agreement referenced below (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, together with its successors in such capacity, “Agent”, and in its individual capacity “Wells Fargo”).

W I T N E S S E T H:

WHEREAS, the Borrower, Guarantor, Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of May 31, 2007, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 31, 2009, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 6, 2009, as amended by that certain Third Amendment and Limited Waiver to Amended and Restated Credit Agreement dated as of November 6, 2009, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 7, 2009, and as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of June 9, 2010 (as the same may be renewed, extended, amended or restated from time to time, the “Credit Agreement”), whereby Agent and the Lenders agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower intends to refinance the existing Second Lien Loan and in connection therewith, the Borrower and Guarantor have asked Agent and the Lenders to amend certain provisions of the Credit Agreement; and

WHEREAS, Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties to this Amendment hereby agree as follows:

SECTION 1. Terms Defined in Credit Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, is hereinafter called the “Agreement.”

SECTION 2. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.02 of the Credit Agreement is hereby amended by amending each of the following definitions in its entirety, as follows:

“Borrowing Base” shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated on or about December 27, 2010, by and among, Agent, as agent for itself and the Lenders, Barclays Bank

PLC, as agent for the lenders party from time to time to the Second Lien Loan Agreement, the Borrower and CEOI, as Guarantor, as the same may be amended, supplemented, restated and/or otherwise modified from time to time in accordance with such Intercreditor Agreement.

“Revolving Credit Termination Date” shall mean the earlier to occur of (i) May 31, 2013 or (ii) the date that the Commitments are sooner terminated pursuant to Section 2.03(b) or 10.02.

“Second Lien Loan Agreement” shall mean that certain Second Lien Credit Agreement dated on or about December 27, 2010, by and between Barclays Bank PLC, as agent, the lenders from time to time party to such Second Lien Credit Agreement, and the Borrower, as the same may be amended, supplemented, restated, and/or otherwise modified or replaced or refinanced from time to time.

“Senior Leverage Ratio” shall have the meaning assigned to such term in Section 9.27.

“Sixth Amendment Effective Date” shall have the meaning assigned to such term in that certain Sixth Amendment to Amended and Restated Credit Agreement, by and among Borrower, CEOI, as Guarantor, Agent and the Lenders.

(e) Subsection (f) of Section 2.08 of the Credit Agreement is hereby amended in its entirety, as follows:

“(f) Notwithstanding anything to the contrary contained herein, each time the Borrower issues any Debt under Section 9.01(k) which, together with all other issuances under such Section, then on the date of issuance thereof, the Borrowing Base then in effect shall be reduced automatically by an amount equal to twenty-five percent (25%) of the incremental stated principal amount of such Debt so issued in excess of $150,000,000. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon such date of issuance and shall remain in effect until redetermined pursuant to this Agreement. For purposes of this Section 2.08(f), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount. Such automatic redetermination of the Borrowing Base shall not constitute a ‘special redetermination’ under Section 2.08(d)(ii) of the Credit Agreement.”

(f) Subsection (l) of Section 8.01 of the Credit Agreement is hereby amended by deleting “9.15” and replacing it with “9.15, and 9.27”.

(g) Subsection (k) of Section 9.01 of the Credit Agreement is hereby amended in its entirety, as follows:

“(k) Debt incurred by the Borrower pursuant to the Second Lien Loan Agreement and any guarantees thereof by any of the Guarantors; provided that, (i) the aggregate principal amount of such Debt shall not exceed an amount equal to $175,000,000.00 (provided, however, that nothing contained herein shall be construed to permit any payment or prepayment of such Debt which is prohibited under Section 9.29 of this Agreement), (ii) ) the maturity date of any debt due thereunder shall be at least twelve months following the Revolving Credit Termination Date, (iii) such Debt and the holders thereof shall at all times be subject to the Intercreditor Agreement, (iv) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (v) the covenants and events of default applicable thereto, taken as a whole, shall be based upon prevailing market conditions for similar financings, (vi) no Subsidiary of the Borrower shall at any time be a guarantor of (or incur guarantee obligations with respect to) such Debt unless the respective Subsidiary is at such time a Guarantor hereunder, and (vii) concurrently with the incurrence of such Debt, the Borrowing Base is adjusted pursuant to Section 2.08(f) (if applicable); provided further that the net proceeds of such Debt shall be applied first, to prepay the Loans in an aggregate principal amount to cure any Deficiency created by a reduction in the Borrowing Base pursuant to Section 2.08(f), together with interest on the principal amount paid accrued to the date of such prepayment, and thereafter for such purposes as the Borrower may determine and otherwise in compliance with this Agreement.”

(h) Subsections (l) and (m) of Section 9.01 of the Credit Agreement are hereby deleted.

(i) Section 9.08 of the Credit Agreement is hereby amended by deleting “9.15” and replacing it with “9.15, and 9.27”.

(j) Section 9.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be (a) greater than 4.25 to 1.00 through the fiscal quarter ending June 30, 2011, (b) greater than 3.75 to 1.00 for the fiscal quarters ending September 30, 2011 and December 31, 2011, and (c) greater than 3.50 to 1.00 thereafter. For the purposes of this Section 9.14, “Leverage Ratio” shall mean the ratio of (i) total Debt as of such date of the Borrower and its Consolidated Subsidiaries, to (ii) EBITDAX of the Borrower and its Consolidated Subsidiaries for the four fiscal quarters ending on such date.”

(k) Section 9.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than (a) 2.00 to 1.00 through the fiscal quarter ending March 31, 2011, (b) 2.25 to 1.00 for the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011, (c) 2.50 to 1.00 for the fiscal quarters ending March 31, 2012 and June 30, 2012, and (d) 2.75 to 1.00 thereafter. For the purposes of this Section 9.15, “Interest Coverage Ratio” shall mean the ratio of (i) EBITDAX for the four fiscal quarters ending on such date to (ii) interest expense for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.”

(l) Section 9.27 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Senior Leverage Ratio. The Borrower will not permit its Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be greater than 2.25 to 1.00. For the purposes of this Section 9.27, “Senior Leverage Ratio” shall mean the ratio of (i) the sum of (a) the aggregate outstanding principal amount of the Loans plus (b) the aggregate face amount of all undrawn and uncancelled Letters of Credit, plus (c) the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, as of such date, to (ii) EBITDAX of the Borrower and its Consolidated Subsidiaries for the four fiscal quarters ending on such date.”

(m) Section 10.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b) the Borrower, any of its Subsidiaries, or any Guarantor shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $5,000,000.00 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur and the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or Agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity and any applicable grace period shall have expired (except in the case of default in the payment when due of any principal or interest); or”

SECTION 3. Consent to Use of Proceeds. Pursuant to Section 12.04 of the Credit Agreement, Agent and the Majority Lenders hereby consent to the use of proceeds from the extensions of credit pursuant to that certain Second Lien Credit Agreement dated on or about December 27, 2010, by and between Barclays Bank PLC as agent, the lenders from time to time party to such Second Lien Credit Agreement, and the Borrower, as the same may be amended, supplemented, restated, and/or otherwise modified or replaced or refinanced from time to time (the “Second Lien Credit Agreement”), to fully pay off that certain unsecured subordinated note issued by the Borrower in favor of Oaktree Capital Management, LLC, in the stated principal amount of $2,000,000 (the “Oaktree Note”).

SECTION 4. Conditions of Effectiveness. This Amendment shall not be effective until the date (the “Sixth Amendment Effective Date”) each of the following conditions precedent has been satisfied in full, provided, that in the event all such conditions precedent are not met on or before December 31, 2010, this Amendment shall be null and void and of no further force or effect:

(a) the Borrower and Guarantor shall have delivered to Agent four duly executed counterparts of this Amendment;

(b) Agent shall have received such evidence as Agent may reasonably require to verify that the Borrower has incurred Debt pursuant to the Second Lien Credit Agreement in a principal amount of $175,000,000 in compliance with Section 9.01(k) of the Credit Agreement (as amended herein) and has applied the proceeds of such Debt issuance to pay (A) the Loans in an aggregate principal amount to cure any Deficiency created by a reduction in the Borrowing Base pursuant to Section 2.08(f) (as amended herein), (B) the Oaktree Note, and (C) closing costs associated with the Second Lien Credit Agreement;

(c) Borrower shall have paid to Administrative Agent, for the benefit of the Lenders, an amendment fee equal to 37.5 bps of the aggregate amount of Commitments for the Lenders party to this Amendment;

(d) the Borrower shall have paid all reasonable fees and expenses which are due and payable by the Borrower on or prior to the date hereof under the Loan Documents, and, to the extent invoiced, reimbursement or payment by the Borrower of all reasonable expenses required to be reimbursed or paid by the Borrower under the Loan Documents, including the reasonable fees and disbursements of Agent’s counsel, Haynes and Boone, LLP;

(e) Agent shall have received certified copies of the Second Lien Credit Agreement and the Second Lien Loan Documents, all of which shall be in form and substance reasonably satisfactory to the Agent, including, without limitation, counterparts of an Intercreditor Agreement approved by the Majority Lenders (the “Intercreditor Agreement”), fully executed by Borrower, Guarantors (as defined in the Intercreditor Agreement), First Lien Agent (as defined in the Intercreditor Agreement), and Second Lien Agent (as defined in the Intercreditor Agreement);

(f) Agent shall have received counterparts of the Master Assignment and Assumption in the form of Exhibit A attached hereto (the “Master Assignment”), executed by Fortis Capital Corp., BNP Paribas, Wells Fargo, The Royal Bank of Scotland plc, and Regions Bank, and acknowledged and consented to by Borrower and Guarantor, which shall be effective immediately prior to the effectiveness of this Amendment;

(g) all representations and warranties of the Borrower and Guarantor contained in the Loan Documents shall be true and correct in all material respects;

(h) no Material Adverse Effect shall have occurred and be continuing; and

(i) Agent shall have received a certificate from Borrower duly and properly executed by a Responsible Officer certifying that the conditions in Sections 4(b), (g) and (h) have been satisfied.

SECTION 5. Representations and Warranties. The Borrower and Guarantor each represents and warrants to Agent and the Lenders, with full knowledge that Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b) The Agreement, the Loan Documents and each and every other document executed and delivered in connection herewith constitute the legal, valid and binding obligation of it, to the extent it is a party thereto, enforceable against it in accordance with their respective terms.

(c) This Amendment does not and will not violate any provisions of any of the organization documents of it or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon any of its properties other than those permitted by the Credit Agreement and this Amendment.

(d) The representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects on and as of the Sixth Amendment Effective Date, after giving effect to this Amendment, as if made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties relate solely to an earlier date.

(e) Execution, delivery and performance of this Amendment does not require the consent or approval of any other Person (other than all Lenders), including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

SECTION 6. Reference to and Effect on the Agreement.

(a) From and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by this Amendment as of the Sixth Amendment Effective Date, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7. Cost, Expenses and Taxes. The Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 8. Extent of Amendment. Except as otherwise expressly provided herein, neither the Agreement nor the other Loan Documents are amended, modified or affected by this Amendment. The Borrower hereby ratifies and confirms that:

(a) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect;

(b) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms; and

(c) the Mortgaged Property is unimpaired by this Amendment.

SECTION 9. Affirmation of Security Interest. The Borrower hereby confirms and agrees that any and all liens, security interests and other security or Mortgaged Property now or hereafter held by Agent or Lenders as security for payment and performance of the obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations.

SECTION 10. Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Agent and the Lenders to enter into this Amendment, the Borrower and Guarantor each represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of the Borrower or Guarantor to Agent or Lenders.

SECTION 11. Intercreditor Agreement. Each Lender acknowledges that it agrees to be bound by the terms of the Intercreditor Agreement approved by the Majority Lenders, and authorizes the Agent to enter into the same.

SECTION 12. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in portable document format (.pdf) and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 14. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 15. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THE CREDIT AGREEMENT (AS AMENDED IN

WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, GUARANTOR, AGENT AND LENDERS (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE DATE HEREOF) REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 16. No Waiver. The Borrower and Guarantor each agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Nothing contained in this Amendment nor any past indulgence by Agent or the Lenders, nor any other action or inaction on behalf of Agent or the Lenders (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Agent or the Lenders or a waiver of any of the rights or remedies of Agent or the Lenders provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

CRIMSON EXPLORATION INC., a Delaware corporation

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

GUARANTOR:

CRIMSON EXPLORATION OPERATING, INC., a Delaware corporation

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Signature Page to Sixth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Shiloh Davila
Name:	Shiloh Davila
Title:	Assistant Vice President

Signature Page to Sixth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

LENDERS:

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ David Slye
Name:	David Slye
Title:	Director

Signature Page to Sixth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

REGIONS BANK

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

Signature Page to Sixth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

BANK OF TEXAS, NA

By:	/s/ Mari Salazar
Name:	Mari Salazar
Title:	Senior Vice President

Signature Page to Sixth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

EXHIBIT A

FORM OF MASTER ASSIGNMENT

See attached.

Exhibit A – Form of Master Assignment

(Crimson Exploration Inc.)